                                                                EXHIBIT 10(b)(3)

                              AGREEMENT REGARDING
                               CHANGE IN CONTROL
                              -------------------

     This Agreement entered into as of the 8th day of April, 1996 by and between Case Corporation, a Delaware corporation (the "Company"), and Steven G. Lamb (the "Executive"),

                               WITNESSETH THAT:
                               ---------------

     WHEREAS, the Company wishes to assure itself of the continuity of the Executive's services in the event of any actual or threatened change in control of the Company; and

     WHEREAS, the Company and the Executive accordingly desire to enter into this Agreement on the terms and conditions set forth below;

     NOW, THEREFORE, in consideration of the premises and mutual covenants set forth herein, it is hereby agreed by and between the parties as follows:

     1. Term of Agreement. The "Term" of this Agreement shall commence on the date hereof and shall continue through December 31, 1999; provided, however, that on such date and on each December 31 thereafter, the Term of this Agreement shall automatically be extended for one additional year unless, not later than the second preceding January 1 either party shall have given notice that such party does not wish to extend the Term; and provided, further, that if a Change in Control (as defined in paragraph 3 below) shall have occurred during the original or any extended Term of this Agreement, the Term of this Agreement shall continue for a period of thirty-six calendar months beyond the calendar month in which such Change in Control occurs.

     2. Employment After a Change or Potential Change in Control. If the Executive is in the employ of the Company on the date of a Change in Control, the Company hereby agrees to continue the Executive in its employ for the period commencing on the date of the Change in Control and ending on the last day of the Term of this Agreement. If the Executive is in the employ of the Company on the first day of a Potential Change in Control (as defined in paragraph 4 below), the Company hereby agrees to continue the Executive in its employ for the twelve-month period commencing on such date and, if a Change in Control occurs during such period agrees to continue the Executive in its employ until the last day of the Term of this Agreement. During the period of employment described in the foregoing provisions of this paragraph 2 (the "Employment Period"), the Executive shall hold such position with the Company and exercise such authority and perform such executive duties as are commensurate with his position, authority and duties immediately prior to the Change in Control or Potential Change in Control, as the case may be. The Executive agrees that during the Employment Period he shall devote his full business time exclusively to the executive duties described herein and perform such duties faithfully and efficiently; provided, however, that nothing in this Agreement shall prevent the Executive from voluntarily resigning from employment upon 90 days' written notice to the Company under circumstances which do not constitute a Termination (as defined below in paragraph 6); provided, further, however, that the Executive agrees to remain in the employ of the Company from the date on which a Potential Change in Control (as defined in paragraph 4 below) occurs through the earlier of six months thereafter, or the last day of the Term of this Agreement.

     3. Change in Control. For purposes of this Agreement, the term "Change in Control" means a change in the beneficial ownership of the Company's voting stock or a change in the composition of the Company's Board of Directors which occurs as follows:

     (a) any "person" (as such term is used in Section 13(d) and 14(d)(2) of the Securities Exchange Act of 1934) other than:

          (i) a trustee or other fiduciary of securities held under an employee benefit plan of the Company;

          (ii) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of the Company; or

          (iii) any person in which the Executive has a substantial equity interest is or becomes a beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of stock of the Company representing 25% or more of the total voting power of the Company's then outstanding stock;

     (b) a tender offer is made for the stock of the Company by a person other than a person described in subparagraph (a) (i), (ii) or (iii), and one of the following occurs:

          (i) the person making the offer owns or has accepted for payment stock of the Company representing 25% or more of the total voting power of the Company's stock; or

          (ii) three business days before the offer is to terminate (unless the offer is withdrawn first) such person could own, by the terms of the offer plus any shares owned by such person, stock representing 50% or more of the total voting power of the Company's outstanding stock when the offer terminates;

     (c) during any period of two consecutive years there shall cease to be a majority of the Company's Board of Directors comprised as follows: individuals who at the beginning of such period constitute the Board of Directors and any new director(s) whose election by the Board of Directors or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose selection or nomination for election was previously so approved; or

     (d) the stockholders of the Company approve a merger or consolidation of the Company with any other company other than:

          (i) such a merger or consolidation which would result in the Company's voting stock outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting stock of the surviving entity) more than 70% of the combined voting power of the Company's or such surviving entity's outstanding voting stock immediately after such merger or consolidation; or

          (ii) such a merger or consolidation which would result in the directors of the Company who were directors immediately prior thereto continuing to constitute at least 50% of the directors of the surviving entity immediately after such merger or consolidation.

          For purposes of this paragraph (d), "surviving entity" shall mean only an entity in which all of the Company's stockholders become stockholders by the terms of such merger or consolidation, and the phrase "directors of the Company who were directors immediately prior thereto" shall not include:

          (A) any director of the Company who was designated by a person who has entered into an agreement with the Company to effect a transaction described in this paragraph or in paragraph (a) above; or

          (B) any director who was not a director at the beginning of the 24-consecutive-month period preceding the date of such merger or consolidation unless his election by the Board of Directors or nomination for election by the Company's stockholders, was approved by a vote of at least two-thirds (2/3) of the directors then still in office who were directors before the beginning of such period.

     4. Potential Change in Control. For purposes of this Agreement, a "Potential Change in Control" shall be deemed to occur if (i) any person who is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 9.5% or more of the combined voting power of the Company's then outstanding securities increases his beneficial ownership of such securities by 5% or more of the combined voting power of the Company's then outstanding securities over the percentage so owned by such person on the date hereof; (ii) a tender offer is made for stock of the Company representing 25% or more of the total voting power of the Company's stock; (iii) any person makes a solicitation of proxies for the election of directors who have not been recommended by the Company; (iv) the Company enters into negotiations with respect to a transaction which would upon consummation constitute a Change in Control; or (v) the Board adopts a resolution to the effect that, for the purposes of this Agreement, a Potential Change in Control has occurred.

     5. Compensation During the Employment Period. During the Employment Period, the Executive shall be compensated as follows:

     (a) he shall receive an annual salary which is not less than his annual salary immediately prior to the Employment Period, with an increase as of each January 1 which is not less than the increase, if any, in the cost of living, as measured by the Consumer Price Index for All Urban Consumers (CPI-U), for the 12-month period ending on the preceding December 31;

     (b) he shall be entitled to participate in short-term and long-term cash-based incentive compensation plans which, in the aggregate, provide bonus opportunities which are not materially less favorable to the Executive than the greater of (i) the opportunities provided by the Company for executive with comparable duties; and (ii) the opportunities provided to the Executive under all such plans in which he was participating prior to the Employment Period;

     (c) he shall be eligible to participate in stock option, stock appreciation rights, performance awards, restricted stock and other equity-based incentive compensation plans on a basis not materially less favorable to the Executive than that applicable (i) to the Executive immediately prior to the Employment Period or (ii) to other executives of the Company with comparable duties; and

     (d) he shall be entitled to receive employee benefits (including, but not limited to, tax-qualified and nonqualified pension and savings plan benefits, medical insurance, disability income protection, life insurance coverage and death benefits) and perquisites which are not materially less favorable to the Executive than (i) the employee benefits and perquisites provided by the Company to executives with comparable duties or (ii) the employee benefits and perquisites to which the Executive would be entitled under the Company's employee benefit plans and perquisites as in effect immediately prior to the Employment Period.

In the event of a termination of the Executive's employment for any reason during the Employment Period, he shall be entitled to his accrued vacation as of the date of termination, plus long-term and short-term bonuses based on the targeted bonus amounts for the bonus period which includes his date of termination pro rated based on the number of days elapsed in the bonus period.

     6. Termination. For purposes of this Agreement, the term "Termination" shall mean:

     (a) Termination of the employment of the Executive during the Employment Period by the Company, for any reason other than death, Disability (as defined below), or Cause (as described below).

     (b) Termination of employment of the Executive during the Employment Period by reason of the Executive's resignation upon the occurrence of one of the following events:

          (i) a significant change in the nature or scope of the Executive's authorities or duties from those described in paragraph 2 above, a breach of any of the subparagraphs of paragraph 5 above, or the breach by the Company of any other provision of this Agreement;

          (ii) the relocation of the Executive's office to a location more than fifty miles from the location of his office immediately prior to the Employment Period;

          (iii) a reasonable determination by the Executive that, as a result of a Change in Control and a change in circumstances thereafter significantly affecting his position, he is unable to exercise the authorities, powers, functions or duties associated with his position and contemplated by paragraph 2 above; or

          (iv) the failure of the Company to obtain a satisfactory agreement from any successor to assume and agree to perform this Agreement as contemplated in paragraph 17 below.

     (c) Termination of employment of the Executive during the 90-day period commencing on the first anniversary of the date of a Change in Control due to the Executive's resignation for any reason.

The date of the Executive's Termination under this paragraph 6 shall be the date specified by the Executive or the Company, as the case may be, in a written notice to the other party complying with the requirements of paragraph 13 below. For purposes of this Agreement, the term "Disability" means an incapacity, due to physical injury or illness or mental illness, causing the Executive to be unable to perform his duties with the Company on a full-time basis for a period of at least six consecutive calendar months. For purposes of this Agreement, the term "Cause" means a willful and material breach of this Agreement by the Executive resulting in material injury to the Company or a willful and continued failure of the Executive to substantially perform his duties (other than any such failure resulting from the Executive's incapacity due to physical or mental illness) which failure has not been corrected by the Executive within 30 days after the Board of Directors of the Company has given the Executive written notice of such failure. No act, or failure to act, on the Executive's part shall be deemed "willful" unless done, or omitted to be done, by him not in good faith and without reasonable belief that the action or omission was in the best interest of the Company.

     7. Severance Payments. Subject to the provisions of paragraphs 8 and 9 below, in the event of a Termination described in paragraph 6 above, in lieu of the amount otherwise payable under paragraph 5, the Executive shall continue to receive medical insurance, disability income protection, life insurance coverage and death benefits and perquisites in accordance with subparagraph 5(d) above for a period of 36 months after the date of Termination, and shall be entitled to a lump sum payment in cash no later than ten business days after the date of Termination equal to the sum of:

     (a) an amount equal to three times the Executive's annual salary rate in effect under subparagraph 5(a) above immediately prior to the date of Termination;

     (b) an amount equal to three times the greatest of (i) the Executive's short term incentive award and other bonuses payable for the calendar year preceding the date of Termination, or (ii) the estimated amount of the short term incentive award and other bonuses which would otherwise be payable to the Executive in accordance with subparagraph 5(b) above for the year of Termination, or (iii) the targeted bonus amounts under the short term incentive award and other bonuses which would otherwise be payable to the Executive in accordance with subparagraph 5(b) above for the year of Termination;

     (c) an amount equal to three times the amount of the Company's contribution to the Case Corporation Savings Plan allocated to the Executive's account under that plan for the calendar year preceding the year of Termination.

     8. Make-Whole Payments. If any amount payable to the Executive by the Company or any subsidiary or affiliate thereof, whether under this Agreement or otherwise (a "Payment"), is subject to any tax under section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), or any similar federal or state law (an "Excise Tax"), the Company shall pay to the Executive an additional amount (the "Make Whole-Amount") which is equal to (i) the amount of the Excise Tax, plus (ii) the aggregate amount of any interest, penalties, fines or additions to any tax which are imposed in connection with the imposition of such Excise Tax, plus (iii) all income, excise and other applicable taxes imposed on the Executive under the laws of any Federal, state or local government or taxing authority by reason of the payments required under clause
(i) and clause (ii) and this clause (iii).

     (a) For purposes of determining the Make-Whole Amount, the Executive shall be deemed to be taxed at the highest marginal rate under all applicable local, state, federal and foreign income tax laws for the year in which the Make-Whole Amount is paid. The Make-Whole Amount payable with respect to an Excise Tax shall be paid by the Company conincident with the Payment with respect to which such Excise Tax relates.

     (b) All calculations under this paragraph 8 shall be made initially by the Company and the Company shall provide prompt written notice thereof to the Executive to enable the Executive to timely file all applicable tax returns. Upon request of the Executive, the Company shall provide the Executive with sufficient tax and compensation data to enable the Executive or his tax advisor to independently make the calculations described in subparagraph (a) above and the Company shall reimburse the Executive for reasonable fees and expenses incurred for any such verification.

     (c) If the Executive gives written notice to the Company of any objection to the results of the Company's calculations within 60 days of the Executive's receipt of written notice thereof, the dispute shall be referred for determination to tax counsel selected by the independent auditors of the Company ("Tax Counsel"). The Company shall pay all fees and expenses of such Tax Counsel. Pending such determination by Tax Counsel, the Company shall pay the Executive the Make-Whole Amount as determined by it in good faith. The Company shall pay the Executive any additional amount determined by Tax Counsel to be due under this paragraph 8 (together with interest thereon at a rate equal to 120% of the Federal short-term rate determined under section 1274(d) of the
          Code) promptly after such determination.

     (d) The determination by Tax Counsel shall be conclusive and binding upon all parties unless the Internal Revenue Service, a court of competent jurisdiction, or such other duly empowered governmental body or agency (a "Tax Authority") determines that the Executive owes a greater or lesser amount of Excise Tax with respect to any Payment than the amount determined by Tax Counsel.

     (e) If a Taxing Authority make a claim against the Executive which, if successful, would require the Company to make a payment under this paragraph 8, the Executive agrees to contest the claim on request of the Company subject to the following conditions:

          (i) The Executive shall notify the Company of any such claim within 10 days of becoming aware thereof. In the event that the Company desires the claim to be contested, it shall promptly (but in no event more than 30 days after the notice from the Executive or such shorter time as the Taxing Authority may specify for responding to such claim) request the Executive to contest the claim. The Executive shall not make any payment of any tax which is the subject of the claim before the Executive has given the notice or during the 30-day period thereafter unless the Executive receives written instructions from the Company to make such payment together with an advance of funds sufficient to make the requested payment plus any amounts payable under this paragraph 8 determined as if such advance were an Excise Tax, in which case the Executive will act promptly in accordance with such instructions.

          (ii) If the Company so requests, the Executive will contest the claim by either paying the tax claimed and suing for a refund in the appropriate court or contesting the claim in the United States Tax Court or other appropriate court, as directed by the Company; provided, however, that any request by the Company for the Executive to pay the tax shall be accompanied by an advance from the Company to the Executive of funds sufficient to make the requested payment plus any amounts payable under this paragraph 8 determined as if such advance were an Excise Tax. If directed by the Company in writing the Executive will take all action necessary to compromise or settle the claim, but in no event will the Executive compromise or settle the claim or cease to contest the claim without the written consent of the Company; provided, however, that the Executive may take any such action if the Executive waives in writing his right to a payment under this paragraph 8 for any amounts payable in connection with such claim. The Executive agrees to cooperate in good faith with the Company in contesting the claim and to comply with any reasonable request from the Company concerning the contest of the claim, including the pursuit of administrative remedies, the appropriate forum for any judicial proceedings, and the legal basis for contesting the claim. Upon request of the Company, the Executive shall take appropriate appeals of any judgment or decision that would require the Company to make a payment under this paragraph 8. Provided that the Executive is in compliance with the provisions of this section, the Company shall be liable for and indemnify the Executive against any loss in connection with, and all costs and expenses, including attorneys' fees, which may be incurred as a result of, contesting the claim, and shall provide to the Executive within 30 days after each written request therefor by the Executive cash advances or reimbursement for all such costs and expenses actually incurred or reasonably expected to be incurred by the Executive as a result of contesting the claim.

     (f) Should a Tax Authority finally determine that an additional Excise Tax is owed, then the Company shall pay an additional Make-Up Amount to the Executive in a manner consistent with this paragraph 8 with respect to any additional Excise Tax and any assessed interest, fines, or penalties. If any Excise Tax as calculated by the Company or Tax Counsel, as the case may be, is finally determined by a Tax Authority to exceed the amount required to be paid under applicable law, then the Executive shall repay such excess to the Company within 30 days of such determination; provided that such repayment shall be reduced by the amount of any taxes paid by the Executive on such excess which is not offset by the tax benefit attributable to the repayment.

     9. Accelerated Vesting of Stock Awards. As of the date of a Change in Control, all stock option and restricted stock awards held by the Executive shall become vested and nonforfeitable, to the extent that such vesting is permitted under the terms of the plans pursuant to which such awards were granted. If such vesting is not permitted under the terms of the plans, and on or after the date of the Change in Control the Executive forfeits unvested options or restricted stock awarded prior to the date of the Change in Control, the Executive shall be entitled to a cash payment equal to (i) in the case of options, the excess of the fair market value of the option shares forfeited over the exercise price thereof, and (ii) in the case of restricted stock, the fair market value of such stock, with fair market value in either case determined as of the forfeiture date in accordance with the terms of the plan pursuant to which the award was made. Such cash payment shall be made as soon as practicable after the date of forfeiture.

     10. Withholding. All payments to the Executive under this Agreement will be subject to all applicable withholding of state and federal taxes.

     11.  Non-Competition and Confidentiality. The Executive agrees that:

     (a) for a period of one year after the termination of the Executive's employment with the Company, the Executive shall not be employed by, or otherwise engage or be interested in, any business which is competitive with any business of the Company or of any of its subsidiaries in which the Executive was engaged during his employment prior to his termination, but this restriction shall apply only if such employment or activity is likely to cause, or causes, serious damage to the Company or any of its subsidiaries; and

     (b) during and after the Executive's employment by the Company, he will not divulge or appropriate to his own use, or the use of others, any secret or confidential information or knowledge pertaining to the business of the Company, or any of its subsidiaries, obtained during his employment by the Company, or any of its subsidiaries.

     12. Arbitration of All Disputes. Any controversy or claim arising out of or relating to this Agreement or the breach thereof shall be settled by arbitration in the City of Chicago, in accordance with the laws of the State of Illinois, by three arbitrators appointed by the parties. If the parties cannot agree on the appointment of the arbitrators, one shall be appointed by the Company and one by the Executive and the third shall be appointed by the first two arbitrators. If the first two arbitrators cannot agree on the appointment of a third arbitrator, then the third arbitrator shall be appointed by the Chief Judge of the United States Court of Appeals for the Seventh Circuit. The arbitration shall be conducted in accordance with the rules of the American Arbitration Association, except with respect to the selection of arbitrators which shall be as provided in this paragraph 11. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. In the event that it shall be necessary or desirable for the Executive to retain legal counsel or incur other costs and expenses in connection with enforcement of his rights under this Agreement, the Company shall pay (or the Executive shall be entitled to recover from the Company, as the case may be) his reasonable attorneys' fees and costs and expenses in connection with enforcement of his rights (including the enforcement of any arbitration award in court). Payments shall be made to the Executive at the time such fees, costs and expenses are incurred. If, however, the arbitrators shall determine that, under the circumstances, payment by the Company of all or a part of any such fees and costs and expenses would be unjust, the Executive shall repay such amounts to the Company in accordance with the order of the arbitrators.

     13. Mitigation and Set-Off. The Executive shall not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise. The Company shall not be entitled to set off against the amounts payable to the Executive under this Agreement any amounts owed to the Company by the Executive, any amounts earned by the Executive in other employment after termination of his employment with the Company, or any amounts which might have been earned by the Executive in other employment had he sought such other employment.

     14. Notices. Any notice of Termination of the Executive's employment by the Company or the Executive for any reason shall be upon no less than 15 days' and no greater than 45 days' advance written notice to the other party. Any notices, requests, demand and other communications provided for by this Agreement shall be sufficient if in writing and if sent by registered or certified mail to the Executive at the last address he has filed in writing with the Company or, in the case of the Company, to the attention of the Secretary of the Company, at its principal executive offices.

     15. Non-Alienation. The Executive shall not have any right to pledge, hypothecate, anticipate or in any way create a lien upon any amounts provided under this Agreement; and no benefits payable hereunder shall be assignable in anticipation of payment either by voluntary or involuntary acts, or by operation of law. Nothing in this paragraph shall limit the Executive's rights or powers to dispose of his property by will or limit any rights or powers which his executor or administrator would otherwise have.

     16. Governing Law. The provisions of this Agreement shall be construed in accordance with the laws of the State of Illinois, without application of conflict of laws provisions thereunder.

     17. Amendment. This Agreement may be amended or canceled by mutual agreement of the parties in writing without the consent of any other person and, so long as the Executive lives, no person, other than the parties hereto, shall have any rights under or interest in this Agreement or the subject matter hereof.

     18. Successors to the Company. This Agreement shall be binding upon and inure to the benefit of the Company and any successor of the Company. The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no succession had taken place.

     19. Severability. In the event that any provision or portion of this Agreement shall be determined to be invalid or unenforceable for any reason, the remaining provisions of this Agreement shall be unaffected thereby and shall remain in full force and effect.

     20. Counterparts. This Agreement may be executed in two or more counterparts, any one of which shall be deemed the original without reference to the others.

     IN WITNESS WHEREOF, the Executive has hereunto set his hand and, pursuant to the authorization from its Board of Directors, the Company has caused these presents to be executed in its name and on its behalf, and its corporate seal to be hereunto affixed and attested by its Secretary, all as of the day and year first above written.


                                       /s/ Steven G. Lamb
                                       -------------------------------
                                           Steven G. Lamb


                                       CASE CORPORATION


                                       By   /s/ Marc J. Castor
                                            -----------------------------
                                       Its  VP Human Resources
                                            ----------------------------


ATTEST:

/s/ Richard S. Brennan
-----------------------
    Secretary